UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2025

Zynex, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-38804	90-0275169
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

9655 Maroon Circle, Englewood, CO 80112

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (800) 495-6670

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

d
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ZYXI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ¨

Item 2.05 Costs Associated with Exit or Disposal Activities.

As part of a strategic shift, Zynex, Inc. (the “Company”) has decided to seek a commercialization partner for the NiCO™ CO-Oximeter, a multi-parameter pulse oximeter developed by its wholly-owned subsidiary, Zynex Monitoring Solutions, Inc. (“ZMS”), rather than pursue commercialization independently. The Company previously submitted a 510(k) application for the device to the U.S. Food and Drug Administration. Based on this revised strategy, on October 1, 2025, the Company has terminated the positions of a majority of ZMS employees with substantial cost savings expected from the reduction in force.

As a result of the actions described above, the Company expects to incur (i) pre-tax cash charges of approximately $0.1 million associated with severance payments to former ZMS employees and (ii) pre-tax non-cash asset impairment charges up to approximately $31.0 million primarily related to the impairment of goodwill and other assets associated with the ZMS business. While the Company will continue to pursue commercialization opportunities with third-parties for NiCO™, this potential impairment reflects the change in strategic direction for ZMS. No assurance can be provided that the Company will be successful in attracting a commercialization partner. The Company expects to recognize the severance charges in the fourth quarter of 2025 and any impairment charges are expected to be recognized in the third quarter of 2025.

Item 2.06 Material Impairments.

The information set forth under Item 2.05 of this report on Form 8-K is incorporated by reference into this Item 2.06.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements,” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, any statements related to the proposed measures regarding our ZMS business and the expected timing and estimated amount of charges related thereto. We generally use the words “may,” “will,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend,” “aim” and similar expressions in this Current Report on Form 8-K to identify forward-looking statements. We have based these forward-looking statements on our current views with respect to future events and financial performance. Actual results could differ materially from those projected in the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions, including, among other things, the risks and uncertainties identified under “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2024 filed with the Securities and Exchange Commission on July 24, 2025 , and (ii) Part II, Item 1A of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025 filed with the Securities and Exchange Commission on July 31, 2025. You should not put undue reliance on any forward-looking statements. You should understand that many important factors, including those identified herein, could cause our results to differ materially from those expressed or suggested in any forward-looking statement. Except as required by law, we do not undertake any obligation to update or revise these forward-looking statements to reflect new information or events or circumstances that occur after the date of the filing of this Current Report on Form 8-K or to reflect the occurrence of unanticipated events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ZYNEX, INC.

Dated: October 7, 2025	By:	/s/ Vikram Bajaj
	Name:	Vikram Bajaj
	Title:	Chief Financial Officer